Exhibit 99.1

Press Release
For Further Information Contact:

INVESTORS:	MEDIA:
investor@riteaid.com	Karen Rugen
(717) 730-7766

Rite Aid Reports Fiscal Year 2009 Second Quarter Net Loss Per Diluted Share of $0.27 and Adjusted EBITDA of $215.3 Million

Core Rite Aid Same Store Sales Increased 3.1 Percent from Prior Year, While Sales in Acquired Stores Continued To Improve

Brooks Eckerd Integration on Schedule for Completion by September 30

Management Takes Further Actions to Reduce Costs, Improve Cash Flows

Company Revises Outlook for Fiscal Year 2009

CAMP HILL, PA – September 25, 2008 – Rite Aid Corporation (NYSE: RAD) today reported revenues of $6.50 billion and a net loss of $222.0 million or $0.27 per diluted share for its fiscal second quarter ended August 30, 2008.  Solid front-end and pharmacy sales in core Rite Aid stores were offset by the expected decrease in sales at acquired stores.  All results and comparisons include the Brooks Eckerd stores and distribution centers, which the company acquired on June 4, 2007.

Second Quarter Highlights

•	Overall same store sales increased 0.6 percent year-over-year due to solid performance in core stores.
•	Same store sales in Brooks Eckerd stores continued to show progress, narrowing to a decline of 4.1 percent from the year-ago period versus 6.7 percent in the first quarter.
•	Front end same store sales in the acquired stores turned positive for the month of August.
•	Company generated positive cash flow of $96.1 million from operations.
•	Liquidity strengthened by $700 million refinancing and increased sale and leaseback transactions.

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Rite Aid Press Release – page 2

“In this tough retail environment, our core stores delivered solid performance, we made significant progress building our acquired stores’ front-end sales, we took steps to increase our financial flexibility and we largely completed the integration of Brooks Eckerd.  We also improved our gross profit rate in spite of what has turned out to be a heavily promotional environment in pharmacy as well as front end,” said Mary Sammons, Rite Aid chairman, president and CEO.

“While improving the acquired stores’ pharmacy business will take longer than originally expected,  we are encouraged by the trends we’re seeing in these stores and the initiatives we have in place to grow prescriptions, even in today’s low growth environment.  The stores look great, our associates are upbeat and customers we lost during the disruption of the integration are starting to return.  With the Brooks Eckerd integration completed in just a few days, we will be in a better position to more fully realize the strategic benefits of the acquisition,” Sammons said.

Actions to Further Reduce Costs and Improve Cash Flows

The company also announced a series of actions to further reduce costs and improve cash flows in the second half of its fiscal year. These actions include:

•	Reducing operating expenses through improved efficiency
•	Cutting capital expenditures by approximately $50 million and
•	Pursuing additional sale and leaseback transactions.

“The increasingly challenging economic environment underscores the importance of managing our business prudently, while maintaining our commitment to delivering the high level of service our customers expect.  Moving forward, we are taking additional steps to reduce costs to further strengthen our financial position and build on the steps we have taken to improve working capital, which is already delivering results,” Sammons said.

The company said it expects to use free cash flow to reduce the outstanding balance on its revolving credit facility at the end of fiscal 2009.

Second Quarter Summary

Revenues for the 13-week second quarter were $6.50 billion versus revenues of $6.57 billion in the prior year second quarter.  Revenues decreased 1.1 percent, primarily as a result of the decline in sales at the Brooks Eckerd stores and the impact from closing underperforming stores and combining stores in close proximity.

Same store sales for the quarter increased 0.6 percent over the prior year 13-week period, consisting of a 1.9 percent increase in the front end and flat same store sales in the pharmacy.  Pharmacy sales included an approximate 264 basis point negative impact from new generic introductions.  The number of prescriptions filled decreased 1.7 percent, negatively impacted by the acquired stores.  The number of prescriptions filled increased in core Rite Aid stores.  Prescription sales accounted for 66.9 percent of total sales, and third party prescription sales represented 96.4 percent of pharmacy sales.

Excluding the acquired Brooks Eckerd stores, same stores sales for the 13-week second quarter increased 3.1 percent over the prior-year period with front end increasing 3.6 percent and pharmacy growing 2.8 percent.

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Rite Aid Press Release – page 3

At the Brooks Eckerd stores, same store sales for the 13-week second quarter decreased 4.1 percent over the prior-year period, an improvement over the first quarter’s decrease of 7.2 percent.  Front end decreased 2.7 percent in the second quarter but turned positive for the month of August.  Pharmacy decreased 4.6 percent in the second quarter.

Net loss for the second quarter was $222.0 million or $.27 per diluted share compared to last year’s second quarter net loss of $69.6 million or $.10 per diluted share.  The net loss included the expected expense of $36.2 million from the refinancing in the second quarter and expected income tax expense of $5.3 million compared to an income tax benefit in the prior year’s second quarter.  Also contributing to the net loss was a decrease in adjusted EBITDA of $46.2 million, an increase in store closing and impairment charges of $35.2 million and an increase in depreciation and amortization expense of $18.4 million.

Adjusted EBITDA was $215.3 million or 3.3 percent of revenues for the second quarter compared to
$261.5 million or 4.0 percent of revenues for the like period last year.  An increase in gross profit rate was not enough to offset the sales decline and related lost gross profit in the Brooks Eckerd stores, and an increase in expenses.  Expenses as a percent of revenues were higher, primarily due to expected occupancy expenses related to both the company’s new and relocated store program and sale and leaseback transactions, and an increase in wage and benefits expense.

In the second quarter, the company opened 8 stores, relocated 17 stores, acquired 1 store, remodeled 22 stores and closed 83 stores.  Most of the stores that were closed were the result of the stores’ performance.  Combining acquired stores in close proximity to existing stores accounted for 26 of the closed stores.  Stores in operation at the end of the second quarter totaled 4,930.

During the quarter, the company also completed an approximately $700 million refinancing to fund the retirement of  several notes that had restricted the company’s ability to borrow the full availability of its $1.75 billion revolving credit facility.

Company Revises Fiscal 2009 Guidance

Based on current sales trends, a longer-than-expected turnaround of Brooks Eckerd pharmacy sales,   economists’ forecasts for continued weakness in the economy, the closing of underperforming stores and the company’s planned cost reductions for the remainder of its fiscal year, Rite Aid has revised its fiscal 2009 guidance.

Sales are expected to be between $26.0 billion and $26.5 billion in fiscal 2009 with same store sales expected to improve 1.5 percent to 3.0 percent over fiscal 2008.  Adjusted EBITDA is expected to be between $950 million and $1.025 billion.  Net loss for fiscal 2009 is expected to be between $445 million and $535 million or a loss per diluted share of $.56 to $.67.  Capital expenditures, excluding proceeds from sale and leaseback transactions, are expected to be approximately $550 million.  Proceeds from sale and leaseback transaction are expected to be approximately $200 million.  (See attached chart for previous guidance).

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Rite Aid Press Release – page 4

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com.  A playback of the call will be available on both sites starting at 2 p.m. Eastern Time today.  A playback of the call will also be available by telephone for 48 hours beginning at 12 p.m. Eastern Time today until 12 p.m. Eastern Time on September 27.  The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the eight-digit reservation number 63877888.

Rite Aid Corporation is one of the nation’s leading drugstore chains with more than 4,900 stores in 31 states and the District of Columbia.  Information about Rite Aid, including corporate background and press releases, is available through the company’s website at http://www.riteaid.com.

This press release contains forward-looking statements, including guidance, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness; our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements; our ability to improve the operating performance of our stores in accordance with our long term strategy, our ability to realize the benefits of the Brooks Eckerd acquisition, including positive same store sales growth for Brooks Eckerd and cost savings; our ability to hire and retain pharmacists and other store personnel; the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order; competitive pricing pressures, including aggressive promotional activity from our competitors; our ability to manage expenses, including integration expenses; our ability to realize the benefits from actions to further reduce costs and investment in working capital; continued consolidation of the drugstore industry; changes in state or federal legislation or regulations; the outcome of lawsuits and governmental investigations; general economic conditions and inflation and  interest rate movements and  access to capital, including our continuing ability to complete sale and leaseback transactions.  Consequently, all of the forward-looking statements made in this press release, including our guidance, are qualified by these and other factors, risks and uncertainties.  Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure. We define Adjusted EBITDA as net income (loss) from operations excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for store closing and impairment, inventory write-downs related to closed stores, stock-based compensation expense, debt modifications and retirements, sale of assets and investments and other non-recurring items. We reference this non-GAAP financial measure frequently in our decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. In addition, incentive compensation is based on Adjusted EBITDA and we base our forward-looking estimates on Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA. We include this non-GAAP financial measure in our earnings announcement in order to provide transparency to our investors and enable investors to better compare our operating performance with the operating performance of our competitors.

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)
	August 30,	March 1,
	2008	2008
ASSETS
Current assets:
Cash and cash equivalents	$170,260	$155,762
Accounts receivable, net	592,662	665,971
Inventories, net of LIFO reserve of $592,917 and $562,729	3,958,193	3,936,827
Prepaid expenses and other current assets	179,494	163,334
Total current assets	4,900,609	4,921,894
Property, plant and equipment, net	2,785,671	2,873,009
Goodwill	1,810,223	1,783,372
Other intangibles, net	1,137,630	1,187,327
Deferred tax assets	355,533	384,163
Other assets	363,994	338,258
Total assets	$11,353,660	$11,488,023

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$39,822	$185,609
Accounts payable	1,467,059	1,425,768
Accrued salaries, wages and other current liabilities	1,029,150	1,110,288
Deferred tax liabilities	47,744	76,374
Total current liabilities	2,583,775	2,798,039
Long-term debt, less current maturities	5,976,875	5,610,489
Lease financing obligations, less current maturities	199,940	189,426
Other noncurrent liabilities	1,247,658	1,178,884
Total liabilities	10,008,248	9,776,838

Commitments and contingencies	-	-
Stockholders' equity:
Preferred stock - Series G	144,169	139,253
Preferred stock - Series H	139,288	135,202
Preferred stock - Series I	58,358	116,415
Common stock	843,472	830,209
Additional paid-in capital	4,095,446	4,047,499
Accumulated deficit	(3,915,926)	(3,537,276)
Accumulated other comprehensive loss	(19,395)	(20,117)
Total stockholders' equity	1,345,412	1,711,185
Total liabilities and stockholders' equity	$11,353,660	$11,488,023

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen Weeks ended August 30, 2008	Thirteen Weeks ended September 1, 2007
Revenues	$6,500,244	$6,573,699
Costs and expenses:
Cost of goods sold	4,722,070	4,783,888
Selling, general and administrative expenses	1,780,631	1,742,148
Store closing and impairment charges	51,825	16,587
Interest expense	118,565	123,250
Loss on debt modifications and retirements, net	36,197	-
Acquisition related financing commitment charge	-	12,900
Loss on sale of assets, net	7,607	1,651

	6,716,895	6,680,424

Loss from continuing operations before income taxes	(216,651)	(106,725)
Income tax expense (benefit)	5,346	(38,570)

Net loss from continuing operations	(221,997)	(68,155)

Loss from discontinued operations	-	(1,443)

Net loss	$(221,997)	$(69,598)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(221,997)	$(69,598)
Accretion of redeemable preferred stock	(26)	(26)
Cumulative preferred stock dividends	(5,368)	(8,097)
Preferred stock beneficial conversion	-	(480)
Loss attributable to common stockholders - basic and diluted	$(227,391)	$(78,201)

Denominator:
Basic and diluted weighted average shares	837,913	781,805

Basic and diluted loss per share	$(0.27)	$(0.10)

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Twenty-six Weeks ended August 30, 2008	Twenty-six Weeks ended September 1, 2007
Revenues	$13,113,100	$11,004,112
Costs and expenses:
Cost of goods sold	9,526,680	7,998,722
Selling, general and administrative expenses	3,573,605	2,861,790
Store closing and impairment charges	88,087	20,617
Interest expense	236,805	191,975
Loss on debt modifications and retirements, net	39,905	-
Acquisition related financing commitment charge	-	12,900
Loss (gain) on sale of assets, net	12,947	(2,579)

	13,478,029	11,083,425

Loss from continuing operations before income taxes	(364,929)	(79,313)
Income tax expense (benefit)	10,339	(39,470)

Net loss from continuing operations	(375,268)	(39,843)

Loss from discontinued operations	(3,369)	(2,121)

Net loss	$(378,637)	$(41,964)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(378,637)	$(41,964)
Accretion of redeemable preferred stock	(51)	(51)
Cumulative preferred stock dividends	(11,490)	(16,127)
Preferred stock beneficial conversion	-	(556)
Loss attributable to common stockholders - basic and diluted	$(390,178)	$(58,698)

Denominator:
Basic and diluted weighted average shares	830,499	656,422

Basic and diluted loss per share	$(0.47)	$(0.09)

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)

	Thirteen Weeks ended August 30, 2008	Thirteen Weeks ended September 1, 2007

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(221,997)	$(69,598)
Adjustments:
Interest expense	118,565	123,250
Income tax expense (benefit)	5,346	(39,347)
Depreciation and amortization	150,901	132,492
LIFO charges (a)	15,094	16,041
Store closing and impairment charges	51,825	16,587
Stock-based compensation expense	7,524	11,960
Loss on sale of assets, net	7,607	1,651
Loss on debt modifications and retirements, net (b)	36,197	-
Acquisition related financing commitment charge (c)	-	12,900
Incremental acquisition costs (d)	32,385	52,101
Closed store liquidation expense (e)	5,675	2,300
Other	6,129	1,137
Adjusted EBITDA	$215,251	$261,474
Percent of revenues	3.31%	3.96%

Results of discontinued operations (f)	-	1,955
Adjusted EBITDA from continuing operations	$215,251	$263,429

Notes:

(a)	Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

(b)	Represents loss related to debt modifications and retirements, net

(c)	Represents a charge for financing commitments related to the acquisition of Jean Coutu, USA.

(d)	Represents incremental costs related to the acquisition of Jean Coutu, USA.

(e)	Represents costs to liquidate inventory at stores that are in the process of closing.

(f)	Represents losses from our recently disposed Las Vegas market that are included in Adjusted EBITDA.

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)

	Twenty-six Weeks ended August 30, 2008	Twenty-six Weeks ended September 1, 2007

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(378,637)	$(41,964)
Adjustments:
Interest expense	236,805	191,975
Income tax expense (benefit)	10,339	(40,612)
Depreciation and amortization	295,942	200,411
LIFO charges (a)	30,188	25,332
Store closing and impairment charges	88,087	20,617
Stock-based compensation expense	16,203	18,574
Loss (gain) on sale of assets, net	12,995	(2,579)
Loss on debt modifications and retirements, net (b)	39,905	-
Acquisition related financing commitment charge (c)	-	12,900
Incremental acquisition costs (d)	76,876	63,266
Closed store liquidation expense (e)	10,535	4,399
Other	12,442	1,971
Adjusted EBITDA	$451,680	$454,290
Percent of revenues	3.44%	4.11%

Results of discontinued operations (f)	1,882	2,737
Adjusted EBITDA from continuing operations	$453,562	$457,027

Notes:

(a)	Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

(b)	Represents loss related to debt modifications and retirements, net

(c)	Represents a charge for financing commitments related to the acquisition of Jean Coutu, USA.

(d)	Represents incremental costs related to the acquisition of Jean Coutu, USA.

(e)	Represents costs to liquidate inventory at stores that are in the process of closing.

(f)	Represents losses from our recently disposed Las Vegas market that are included in Adjusted EBITDA.

RITE AID CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands) (unaudited)

	Thirteen Weeks ended August 30, 2008	Thirteen Weeks ended September 1, 2007

OPERATING ACTIVITIES:
Net loss	$(221,997)	$(69,598)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	150,901	132,492
Store closing and impairment charges	51,825	16,587
LIFO charges	15,094	16,041
Loss on sale of assets, net	7,607	1,651
Stock-based compensation expense	7,524	11,960
Loss on debt modifications and retirements, net	36,197	-
Acquisition related financing commitment charge	-	12,900
Changes in deferred taxes	-	(40,163)
Proceeds from sale of inventory	-	8,156
Proceeds from insured loss	-	1,292
Changes in operating assets and liabilities:
Net repayments to accounts receivable securitization	(5,000)	(90,000)
Accounts receivable	56,587	99,600
Inventories	(44,091)	(265,144)
Accounts payable	133,900	24,144
Other assets and liabilities, net	(92,428)	450
Net cash provided by (used in) operating activities	96,119	(139,632)
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(153,079)	(162,186)
Intangible assets acquired	(25,342)	(15,909)
Expenditures for business acquisition	-	(1,119,066)
Proceeds from sale-leaseback transactions	73,933	10,550
Proceeds from dispositions of assets and investments	13,953	8,397
Proceeds from insured loss	-	408
Net cash used in investing activities	(90,535)	(1,277,806)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	740,764	1,105,000
Net (payments to) proceeds from revolver	(22,000)	342,000
Proceeds from financing secured by owned property	20,134	-
Principal payments on long-term debt	(700,225)	(4,018)
Change in zero balance cash accounts	14,518	87,671
Net proceeds from the issuance of common stock	-	2,753
Payments for preferred stock dividends	(831)	(3,845)
Excess tax deduction on stock options	-	2,651
Financing costs paid	(39,873)	(56,132)
Net cash provided by financing activities	12,487	1,476,080
Increase in cash and cash equivalents	18,071	58,642
Cash and cash equivalents, beginning of period	152,189	111,690
Cash and cash equivalents, end of period	$170,260	$170,332

RITE AID CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands) (unaudited)

	Twenty-six Weeks ended August 30, 2008	Twenty-six Weeks ended September 1, 2007

OPERATING ACTIVITIES:
Net loss	$(378,637)	$(41,964)
Adjustments to reconcile to net cash (used in) provided by operating activities:
Depreciation and amortization	295,942	200,411
Store closing and impairment charges	88,087	20,617
LIFO charges	30,188	25,332
Loss (gain) on sale of assets, net	12,995	(2,579)
Stock-based compensation expense	16,203	18,574
Loss on debt modifications and retirements, net	39,905	-
Acquisition related financing commitment charge	-	12,900
Changes in deferred taxes	-	(39,002)
Proceeds from sale of inventory	-	8,156
Proceeds from insured loss	-	8,550
Changes in operating assets and liabilities:
Net proceeds from (repayments to) accounts receivable securitization	65,000	(60,000)
Accounts receivable	7,745	56,590
Inventories	(95,194)	(256,035)
Accounts payable	16,971	75,324
Other assets and liabilities, net	(108,414)	19,778
Net cash (used in) provided by operating activities	(9,209)	46,652
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(302,955)	(279,686)
Intangible assets acquired	(61,464)	(29,710)
Expenditures for business acquisition	(112)	(2,356,578)
Proceeds from sale-leaseback transactions	161,553	10,550
Proceeds from dispositions of assets and investments	18,629	13,108
Proceeds from insured loss	-	5,950
Net cash used in investing activities	(184,349)	(2,636,366)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	898,764	2,306,005
Net proceeds from revolver	164,000	303,000
Proceeds from financing secured by owned property	31,266	-
Principal payments on long-term debt	(855,190)	(7,209)
Change in zero balance cash accounts	20,060	100,617
Net proceeds from the issuance of common stock	1,117	11,848
Payments for preferred stock dividends	(2,488)	(7,690)
Excess tax deduction on stock options	-	5,522
Financing costs paid	(49,473)	(58,195)
Net cash provided by financing activities	208,056	2,653,898
Increase in cash and cash equivalents	14,498	64,184
Cash and cash equivalents, beginning of period	155,762	106,148
Cash and cash equivalents, end of period	$170,260	$170,332

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE
YEAR ENDING FEBRUARY 28, 2009
(In thousands, except per share amounts)

	Guidance Range		Previous Guidance Range
	Low	High	Low	High

Sales	$26,000,000	$26,500,000	$26,700,000	$27,200,000

Same store sales	1.50%	3.00%	2.00%	4.00%

Gross capital expenditures	$550,000	$550,000	$600,000	$600,000

Sale and leaseback proceeds	$200,000	$200,000	$150,000	$150,000

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(535,000)	$(445,000)	$(415,000)	$(300,000)
Adjustments:
Interest expense	495,000	490,000	495,000	490,000
Income tax expense	12,000	7,000	12,000	7,000
Depreciation and amortization	565,000	565,000	545,000	545,000
LIFO charge	60,000	55,000	60,000	55,000
Store closing, liquidation, and impairment charges	140,000	140,000	110,000	110,000
Non recurring Brooks-Eckerd integration expenses	100,000	100,000	110,000	110,000
Stock-based compensation expense	38,000	38,000	38,000	38,000
Loss on debt modification	40,000	40,000	40,000	40,000
Other	35,000	35,000	5,000	5,000
Adjusted EBITDA	$950,000	$1,025,000	$1,000,000	$1,100,000

Diluted loss per share	$(0.67)	$(0.56)	$(0.52)	$(0.39)